Sub-item 77I

LEGG MASON PARTNERS VARIABLE INCOME TRUST
SUPPLEMENT DATED AUGUST 1, 2012
TO THE SUMMARY PROSPECTUS, PROSPECTUS AND
STATEMENT OF ADDITIONAL INFORMATION, EACH DATED MAY 1, 2012, OF
LEGG MASON WESTERN ASSET VARIABLE GLOBAL HIGH YIELD BOND
PORTFOLIO
CLASS I

Effective as of August 1, 2012, the text of the applicable information in the section titled "Fees and expenses of the fund" in the fund's

 Summary Prospectus and Prospectus is hereby amended and restated pursuant to Rule 497 prospectus supplement filing, August 1,2012,
Accession Number 00011931-25-327938.



LEGG MASON PARTNERS VARIABLE INCOME TRUST
SUPPLEMENT DATED AUGUST 1, 2012
TO THE SUMMARY PROSPECTUS, PROSPECTUS AND
STATEMENT OF ADDITIONAL INFORMATION, EACH DATED MAY 1, 2012, OF
LEGG MASON WESTERN ASSET VARIABLE GLOBAL HIGH YIELD BOND
PORTFOLIO
CLASS II

Effective as of August 1, 2012, the text of the applicable information in the section  titled "Fees and expenses of the fund"s
Summary Prospectus and Prospectus is hereby amended and restated pursuant to Rule 497 prospectus supplement filing, August 1, 20112, Accession Number 00011931-25-377906.